Exhibit 99.1

KARTOON STUDIOS UNVEILS

‘GADGET A.I.’

INTEGRATED AI TOOLKIT DEVELOPED ON NVIDIA OMNIVERSE SET TO REVOLUTIONIZE ANIMATION PRODUCTION AND DISTRIBUTION FOR THE COMPANY

The AI Initiative Aims to Save 75% of Current Animation Production Costs While Creating Dramatic Speed-to-Market Efficiencies

Beverly Hills, CA; April 16, 2024: Kartoon Studios (NYSE American: TOON) today announced the development of a new proprietary generative AI toolkit and workflow, “GADGET A.I.,” designed to enable the development, production, and post-production of new animated content, as well as revitalize and upgrade the quality and distribution reach of thousands of existing catalog episodes and acquisitions.

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Spearheading this initiative is Todd Steinman, appointed as Chief AI Officer, leveraging his expertise in technology and digital innovation alongside his current role as President of Toon Media Networks. He will be supported by an internal team that has been developing and refining elements of the toolkit and workflow over the past year.

Andy Heyward, Chairman & CEO of Kartoon Studios and Co-Creator of the iconic franchise “Inspector Gadget,” stated, “During the past year, we have dedicated a great deal of time and resources to understand the opportunities with AI as it pertains to our business and have been speaking extensively with leaders in the field. Our commitment to harnessing AI reflects a pivotal shift in our industry’s approach to content creation and distribution. By connecting various tools via OpenUSD into ‘Gadget A.I.’ with NVIDIA Omniverse, we aim to streamline production processes, accelerate quality, and significantly reduce both time to market and expenditures. Todd has done a brilliant job of using technology to turn Kartoon Channel! to profit in record time for a streaming service, and his fluency in digital technology makes him a natural fit to lead this initiative into the future.”

Richard Kerris, Vice President of Developer Relations, Head of Media and Entertainment at NVIDIA, stated: “AI has reshaped the media and entertainment landscape, driving demands for more cutting-edge technology to maintain productivity and efficiency. By leveraging NVIDIA RTX GPUs and the Omniverse development platform, Kartoon Studios will equip producers and media professionals with new tools and applications to elevate their workflows to the next level.”

By aggregating a variety of AI tools into one toolkit and workflow, ‘Gadget A.I.’ will endeavor to optimize a broad swath of production services in a fraction of the time and cost.

Heyward emphasizes the transformative potential of AI technologies without undermining job opportunities: “Our focus lies in redefining production paradigms and creating opportunities. With Gadget A.I., we anticipate cost savings and accelerated time to market, all while fostering job growth. We anticipate this new cutting-edge approach will enable our products to become more profitable, while offering a better experience for viewers.”

Todd Steinman stated, “Gadget A.I. integrates cutting-edge technologies, including video synthesis, neural radiance fields, and video style transfers, in conjunction with NVIDIA Omniverse and deep learning AI to elevate animation quality while optimizing production efficiencies. Gadget A.I. also revolutionizes the dubbing process, traditionally a laborious and costly endeavor. By leveraging AI-driven solutions, Kartoon Studios anticipates accelerated global market entry for its content, marking a significant leap forward in animation distribution.”

Gadget A.I. leverages NVIDIA Omniverse core technologies for OpenUSD and NVIDIA RTX ray tracing to facilitate seamless collaboration, real-time simulation, and rendering, and will encompass a spectrum of other production services, including character design, scriptwriting, music, animation, resolution enhancement, and dubbing, all unified to enhance workflow efficiencies.

Gadget A.I. signifies a breakthrough, leveraging state-of-the-art NVIDIA RTX GPUs, deep learning, and generative AI, unlocking cost savings and creative possibilities.

Steinman continued: “As part of our ethical AI use and supporting our desire to protect our own intellectual property, we plan to use Bria.ai, which employs licensed, certified datasets to ensure our AI-driven animation production respects copyrights and upholds the integrity of original content.”

Heyward added: “Forty years ago, we created ‘Inspector Gadget,’ a simple 2D cartoon, which decades later was recognized in Vanity Fair for predicting many of the technologies that have become part of our daily modern life, from Google search to smart watches, iPads, iPods, Google Maps, and more. It seemed only fitting that we name our AI platform, which we believe will revolutionize the way animation is produced going forward, ‘Gadget A.I.’”

Gadget A.I. heralds a new era of innovation and efficiency in animation production, poised to redefine industry standards and reinforce Kartoon Studios’ position as a trailblazer in animated entertainment.

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About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel! and Ameba; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Ameba; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

Toon Media Networks, the Company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. market. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, and Samsung and LG Smart TVs. Frederator Network owns and operates one of the largest global animation networks on YouTube, with channels featuring over 2000 exclusive creators and influencers, garnering billions of views annually.

For additional information, please visit www.kartoonstudios.com

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:

ir@kartoonstudios.com

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